Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

NCI Building Systems, Inc. Form S-8	File No. 333-186467
NCI Building Systems, Inc. Form S-8	File No. 333-176737
NCI Building Systems, Inc. Form S-8	File No. 333-193057
NCI Building Systems, Inc. Form S-8	File No. 333-173417
NCI Building Systems, Inc. Form S-8	File No. 333-172822
NCI Building Systems, Inc. Form S-8	File No. 333-166279
NCI Building Systems, Inc. Form S-8	File No. 333-162568
NCI Building Systems, Inc. Form S-8	File No. 333-139983
NCI Building Systems, Inc. Form S-8	File No. 333-124266
NCI Building Systems, Inc. Form S-8	File No. 333-111142
NCI Building Systems, Inc. Form S-8	File No. 333-111139
NCI Building Systems, Inc. Form S-8	File No. 333-34899
NCI Building Systems, Inc. Form S-8	File No. 333-14957
NCI Building Systems, Inc. Form S-8	File No. 333-12921
NCI Building Systems, Inc. Form S-8	File No. 333-225973
NCI Building Systems, Inc. Form S-8	File No. 333-225974
NCI Building Systems, Inc. Form S-8	File No. 333-224001
NCI Building Systems, Inc. Form S-3	File No. 333-210467

of our reports dated December 18, 2017 (except with respect to the effects of the change in the composition of reportable segments as discussed in Notes 1, 2, 4, 6 and 20, the change in presentation of deferred taxes in the consolidated balance sheets discussed in Note 3 and the change in the presentation of tax benefits associated with shared based payments in the consolidated statements of cash flows discussed in Note 3, as to which the date is August 6, 2018) with respect to the consolidated financial statements of NCI Building Systems Inc. and our report dated December 18, 2017, with respect to the effectiveness of internal control over financial reporting of NCI Building Systems Inc., included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

August 6, 2018
Houston, Texas